Exhibit 99.1

Coffee Holding Co., Inc. Reports Year End Results

STATEN ISLAND, New York – February 16, 2021. Coffee Holding Co., Inc. (Nasdaq: JVA) (the “Company”) today announced its operating results for the fiscal year ended October 31, 2020:

Net (Loss) Income. The Company had a net loss of $94,301 or $0.02 per share basic and diluted, for the fiscal year ended October 31, 2020, compared to a net loss of $94,598, or $0.02 per share basic and diluted for the fiscal year ended October 31, 2019. The decrease in net income was due to numerous factors which had to be dealt with during the Company’s fiscal fourth quarter. For example, for the fiscal year ended October 31, 2020, the Company had a loss before its non-controlling interest in its subsidiary of $336,044, versus net income of $264,006 for the fiscal year ended October 31, 2019. The Company’s non-controlling interest for the fiscal year ended October 31, 2020 reduced the Company’s loss by $366,044, bringing the net loss attributable to Coffee Holding Co. to $94,301, whereas the non-controlling interest for the fiscal year ended October 31, 2019 reduced profit by $358,604, bringing the net loss attributable to Coffee Holding Co. to a loss of $94,598. The Company’s consolidated subsidiary, in which it has a 60% interest, had write downs on both inventories and accounts receivable due to COVID-19, including an approximately $85,000 write down of receivables and an approximately $217,000 write down of inventories.

Net Sales. Net sales totaled $74,335,815 for the fiscal year ended October 31, 2020, a decrease of $12,131,617, or 14%, from $86,467,432 for the fiscal year ended October 31, 2019. The decrease in net sales was due to the COVID-19 pandemic which caused many of the Company’s green coffee customers, who service the restaurant and food service industries, as well as the Company’s customers in the food service space, to either close or suspend their business operations during the period resulting in lost revenues.

Cost of Sales. Cost of sales for the fiscal year ended October 31, 2020 was $61,256,926, or 82.4% of net sales, as compared to $70,708,100, or 81.8% of net sales, for the fiscal year ended October 31, 2019. Cost of sales consists primarily of the cost of green coffee and packaging materials and realized and unrealized gains or losses on hedging activity. The decrease in cost of sales was due to the Company’s decreased sales and the rising cost of coffee.

Gross Profit. Gross profit for the fiscal year ended October 31, 2020 was $13,078,889, a decrease of $2,680,443 from $15,759,332 for the fiscal year ended October 31, 2019. Gross profit as a percentage of net sales decreased to 17.6% for the fiscal year ended October 31, 2020 from 18.2% for the fiscal year ended October 31, 2019. The decrease in gross profits resulted from a decrease in sales due to the COVID-19 pandemic and inventory adjustments resulting from such decreased sales, lost customers and outdated inventory during the year.

Operating Expenses. Total operating expenses decreased by $1,314,596 to $13,904,207 for the fiscal year ended October 31, 2020 from $15,218,803 for the fiscal year ended October 31, 2019. Selling and administrative expenses decreased $1,281,500, or 8.8%, to $13,223,207 for the fiscal year ended October 31, 2020 from $14,504,707 for the fiscal year ended October 31, 2019. The Company’s efforts to control costs through the elimination of redundancy in its operations and the elimination of certain unnecessary variable costs were the primary reasons for this decrease.

“In a year which most people would choose to forget, we too were not immune to the effects of extended lockdowns and consumer belt tightening due to the pandemic caused by COVID-19. Our sales declined by approximately $12.0 million, or 14%, as shutdowns closed bars, restaurants and most non-essential retail establishments. However, the decline in sales were isolated in two areas, while the balance of our business remained relatively strong in what proved to be a very negative business environment for most companies. The first area of our business that was negatively impacted by the shutdowns was the sales of green unroasted coffee beans to our small and medium sized roaster clientele. Sales of green coffee to these roasters who service the retail and foodservice industries declined by approximately $5.9 million as businesses remained closed for multiple months throughout the fiscal year.

“The second area of our business negatively impacted by the shutdowns was our Steep N Brew subsidiary, which experienced a decline of approximately $4.5 million. This decline was primarily due to Steep N Brew’s largest customer converting its existing relationship from a direct customer buying basis to a brokerage basis. Thus, we were unable to recognize 100% of the revenues, as we have done in the past,” stated Andrew Gordon, Chief Executive Officer of Coffee Holding.

“We had a similar net loss as in the prior year, as we lost approximately $95,000, or $0.02 per share. However, considering that our revenues were lower by approximately $12.0 million, and our gross profit and operating margins remained relatively steady, we believe that if the revenues of green coffee sales were not negatively impacted by the pandemic, we would have been profitable in the year as this area of the business has historically experienced margins between 15% to 22% and is highly scalable with minimal variable costs needed to increase sales. In addition, other one-time or non-cash items which negatively affected our bottom line included a non-cash cost of approximately $0.9 million for our stock option plan, approximately $0.7 million in depreciation and amortization, and approximately $0.2 million in interest expenses which offset our income from revenues. Other factors negatively impacting income were approximately $85,000 write down of receivables and approximately $217,000 write down of inventory. We believe these year-end write downs, which were greater than in past years, were due to the impact of the pandemic caused by COVID-19, which slowed sales to existing customers causing inventory to become outdated in addition to forcing many of our smaller customers to permanently close their doors. All of these factors negatively impacted our ability to turn inventories at historical and forecasted levels.

“Despite the significant headwinds we endured during this turbulent year, I believe our company successfully navigated the COVID-19 economy, and did the work necessary to position our company and business for future success. Although most supermarket chains and customers were curtailing operations, delaying category reviews and postponing purchases of new items, we were able to expand sales of Café Caribe in new and existing markets, including sales to the United States military commissaries. We also added a new 150-store supermarket chain in Florida to which we plan on commencing shipping product in the second fiscal quarter of 2021. We also increased sales of our S&W coffee brand to a major wholesaler in the Midwest and were awarded the private label coffee business for two new major supermarket chains, also to begin shipping in 2021.

“Lastly, in October 2020, we acquired a 49% stake in The Jordre Well LLC, a hemp and Cannabidiol (CBD) beverage company based in Columbus, Ohio. The Jordre Well is a functional brand incubator focused on creating innovative, sustainably sourced, CBD infused beverages for health and wellness conscious consumers. Our plan is to begin infusing our brands, Café Caribe Latin Espresso and Harmony Bay Gourmet coffee, with CBD as soon as we are comfortable with our formulations. We believe CBD coffee will be a fast growing and profitable market for us and if the legislative environment surrounding CBD products continue to improve, our plan is to offer all our customers the opportunity to infuses their products with CBD. I remain confident that our business is extraordinarily resilient, and despite a year that proved to be unpredictable and challenging, we still had many successes which we believe will lead to positive results for our company and our shareholders as early as the first quarter of 2021 and beyond,” concluded Mr. Gordon.

About Coffee Holding

Coffee Holding Co., Inc. is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Forward looking statements

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on the revenue growth and the Company’s outlook on the launch of CBD-infused coffee and functional beverages. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, the effect of any pandemics including the one caused by Covid-19, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.

Andrew Gordon

President & CEO

718-832-0800

COFFEE HOLDING CO., INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

OCTOBER 31, 2020 AND 2019

	2020	2019

- ASSETS -
CURRENT ASSETS:
Cash	$2,875,120	$2,402,556
Accounts receivable, net of allowances of $144,000 for 2020 and 2019	7,408,905	9,421,427
Inventories	17,102,993	18,841,225
Due from broker		101,031
Prepaid expenses and other current assets	490,246	587,626
Prepaid and refundable income taxes	145,305	385,934
TOTAL CURRENT ASSETS	28,022,569	31,739,799

Machinery and equipment, at cost, net of accumulated depreciation of $7,610,864 and $6,931,913 for 2020 and 2019, respectively	2,197,319	2,413,533
Customer list and relationships, net of accumulated amortization of $194,379 and $151,627 for 2020 and 2019, respectively	490,621	533,373
Trademarks and tradenames	1,488,000	1,488,000
Non-compete, net of accumulated amortization of $49,500 and $29,700 for 2020 and 2019, respectively	49,500	69,300
Goodwill	2,488,785	2,488,785
Equity method investments	561,405	86,008
Deferred income tax asset	782,175	480,473
Right of use asset	2,114,228
Deposits and other assets	285,548	387,453
TOTAL ASSETS	$38,480,150	$39,686,724

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,036,097	$4,344,015
Line of credit		7,167,740
Due to broker	452,325
Note payable – current portion	5,075
Lease liability – current portion	484,163
Income taxes payable	5,371	100
TOTAL CURRENT LIABILITIES	3,983,031	11,511,855

Deferred income tax liabilities	882,582	872,232
Line of credit	3,796,822
Deferred rent payable		193,461
Lease liability	1,780,306
Note payable – long term	17,292
Deferred compensation payable	276,548	378,453
TOTAL LIABILITIES	10,736,581	12,956,001
Commitments and Contingencies
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,633,930 and 6,494,680 shares issued for 2020 and 2019; 5,708,599 and 5,569,349 shares outstanding for 2020 and 2019	6,634	6,494
Additional paid-in capital	17,929,724	16,580,974
Retained earnings	13,215,868	13,310,169
Less: Treasury stock, 925,331 common shares, at cost for 2020 and 2019	(4,633,560)	(4,633,560)
Total Coffee Holding Co., Inc. Stockholders’ Equity	26,518,666	25,264,077
Noncontrolling interest	1,224,903	1,466,646
TOTAL EQUITY	27,743,569	26,730,723
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,480,150	$39,686,724

COFFEE HOLDING CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED OCTOBER 31, 2020 AND 2019

	2020	2019
NET SALES	$74,335,815	$86,467,432

COST OF SALES (which includes purchases of approximately $5.3 million and $8.3 million in fiscal years 2020 and 2019, respectively, from a related party)	61,256,926	70,708,100

GROSS PROFIT	13,078,889	15,759,332

OPERATING EXPENSES:
Selling and administrative	13,223,207	14,504,707
Officers’ salaries	681,000	714,096
TOTAL	13,904,207	15,218,803

(LOSS) INCOME FROM OPERATIONS	(825,318)	540,529

OTHER INCOME (EXPENSE):
Interest income	3,354	11,046
Loss from equity method investment	(5,016)	(3,769)
Other income - PPP	634,400
Interest expense	(185,177)	(254,592)
TOTAL	447,561	(247,315)

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES AND NON-CONTROLLING INTEREST IN SUBSIDIARY	(377,757)	293,214

(Benefit) provision for income taxes	(41,713)	29,208

NET (LOSS) INCOME BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	(336,044)	264,006
Less: Net loss (income) attributable to the non-controlling interest in subsidiary	241,743	(358,604)

NET (LOSS) ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$(94,301)	$(94,598)

Basic and diluted (loss) per share	$(.02)	$(.02)

Weighted average common shares outstanding:
Basic and diluted	5,575,453	5,569,349

COFFEE HOLDING CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED OCTOBER 31, 2020 AND 2019

	2020	2019
OPERATING ACTIVITIES:

Net (loss) income	$(336,044)	$264,006
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	741,503	742,637
Stock-based compensation	868,477	476,899
Unrealized loss (gain) on commodities	553,356	(123,077)
Loss on equity method investments	5,016	3,768
Deferred rent		(48,682)
Amortization of right to use asset	397,794
Deferred income taxes	(291,352)	(49,938)
Changes in operating assets and liabilities:
Accounts receivable	2,012,522	492,870
Inventories	1,738,232	(3,570,119)
Prepaid expenses and other current assets	97,380	(8,765)
Prepaid and refundable income taxes	240,629	(2,728)
Accounts payable and accrued expenses	(1,307,917)	(489,533)
Change in lease liability	(441,015)
Deposits and other assets	101,905	165,451
Income taxes payable	5,271	(1,405)
Net cash provided by (used in) operating activities	4,385,757	(2,148,616)

INVESTING ACTIVITIES:
Distribution of funds from deferred compensation plan	(101,905)	(154,273)
Purchases of machinery and equipment	(435,930)	(743,410)
Net cash used in investing activities	(537,835)	(897,683)

FINANCING ACTIVITIES:
Advances under bank line of credit	1,141,132	1,407,726
Principal payment on note payable	(4,440)	(70,255)
Principal payments under bank line of credit	(4,512,050)	(500,000)
Net cash (used in) provided by financing activities	(3,375,358)	837,471

NET INCREASE (DECREASE) IN CASH	472,564	(2,208,828)

CASH, BEGINNING OF YEAR	2,402,556	4,611,384

CASH, END OF YEAR	$2,875,120	$2,402,556

COFFEE HOLDING CO., INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED OCTOBER 31, 2020 AND 2019

	2020	2019
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$196,823	$254,603
Income taxes paid	$3,739	$83,279

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
On October 15, 2020 Coffee Holding Company acquired an equity interest in Jordre Well, LLC in exchange for 139,250 shares:	480,413
Initial recognition of operating lease right of use asset	$2,512,022
Initial recognition of operating lease liabilities	$2,705,484

Machinery and equipment acquired through financing	$26,807

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

To supplement Coffee Holding’s consolidated financial statements presented in accordance with U.S. GAAP, Coffee Holding uses a non-GAAP measure, Adjusted Earnings Before Interest, Income Taxes (benefits), Depreciation and Amortization (Adjusted EBITDA). This non-GAAP measure is provided to enhance overall understanding of Coffee Holding’s current financial performance. Reconciliation of the nearest GAAP measure to Adjusted EBITDA follows:

Net (loss) (GAAP measure)	$(94,301)
Add back: Interest expense	185,177
Income tax (benefit)	(41,713)
Depreciation and amortization	741,503
Stock compensation	868,477
Total adjusted EBITDA	$1,659,143